                                                                     EXHIBIT 4.1

ARTICLES OF ASSOCIATION OF

BE SEMICONDUCTOR INDUSTRIES N.V.

(informal translation)

having its seat in Amsterdam, as they read after the deed of amendment to the articles of association executed on 25 May 2004 before a legal substitute for H.B.H. Kraak, civil-law notary in Amsterdam, in respect of which amendment the Minister of Justice has advised on 6 May 2004 under number N.V. 530170 that no objections have become apparent.

ARTICLES OF ASSOCIATION

DEFINITIONS

ARTICLE 1.

In these Articles of Association the following definitions apply:

a. The Company shall mean: BE Semiconductor Industries N.V., registered in Amsterdam;

b.    The Board of Management shall mean: the management of the Company;

c. General Meeting shall mean: both the body formed by shareholders and others with voting rights as well as the meeting of shareholders and others with voting rights;

d. Annual Meeting shall mean: the General Meeting with the purpose of considering and approving the Annual Accounts, the annual report and any other documents required by law;

e.    Subsidiary shall mean:

      1. a legal entity in which the Company or one or more of its Subsidiaries, whether or not pursuant to an agreement with other persons entitled to vote, can jointly or by itself exercise more than half of the voting rights at the General Meeting;

      2. a legal entity, of which the Company or one or more of its Subsidiaries are member or shareholder and, whether or not pursuant to an agreement with other persons entitled to vote, can jointly or by itself appoint or remove from office more than half of the members of the board of management or the supervisory board, even if all the persons entitled to vote cast their votes;

      3. a company acting under its own name in which the Company or one or more of its Subsidiaries, as partner is or are fully liable for the debts towards creditors;

f. Group Company shall mean: a legal entity or a company which is associated with the Company in a group;

g. Distributable reserves shall mean: that part of the Company's shareholders' equity which is in excess of the paid-up and called-up part of the capital, increased by the reserves which are required by law and by virtue of these Articles of Association;

h. Annual Accounts shall mean: the balance sheet, the profit and loss account and the explanatory notes to these accounts;

i. Official Price List ("Officiele Prijscourant"): the Official Price List of the Amsterdam Exchanges N.V. or any official publication which takes its place;

j. Rules relating to securities ("Fondsenreglement"): Rules relating to securities of the AEX-Effectenbeurs N.V.;

k.    Dependent Company:

      - a legal entity of which at least half of its issued capital has been provided, solely or jointly and for own account, by the company or one or more of its dependent companies;

      - a company of which a business enterprise has been filed and registered with the trade register and for which the company or a dependent company thereof is fully liable as a partner towards third parties for all debts incurred.

l.    Works Council:

      the works council of the business enterprise of the Company or of the business enterprise of a Dependent Company;

m.    Enterprise division:

      the enterprises division of the Amsterdam court of law.

NAME AND SEAT

ARTICLE 2.

1.    The name of the Company is: BE Semiconductor Industries N.V..

2.    Its registered seat is in Amsterdam.

3. The Company may have branch offices and branch establishments elsewhere, both at home and abroad.

4. Articles 158 through 164 of Book 2 of the Dutch Civil Code will be applicable to the Company.

DURATION

ARTICLE 3.

The Company has been incorporated for an indefinite period of time.

OBJECTS

ARTICLE 4.

The objects of the company are:

- to participate in, to finance, to collaborate with, to conduct the management of companies and other enterprises and provide advice and other services;

- to acquire, use and/or assign industrial and intellectual property rights and real property;

-     to invest funds;

- to provide security for the debts of legal persons or of other companies with which the company is affiliated in a group;

- to undertake all that which is connected to the foregoing or in furtherance thereof, all in the widest sense of the words.

CAPITAL AND SHARES

ARTICLE 5.

1. The authorized capital amounts to one hundred million one hundred thousand euro (EUR 100,100,000).

2. It is divided into one hundred ten million (110,000,000) shares, each with a nominal value of ninety-one cent (EUR 0.91) consisting of fifty-five million (55,000,000) ordinary shares and fifty-five million (55,000,000) preference shares.

      Where these Articles of Association refer to shares and shareholders, these shall be understood to refer to the aforementioned classes and holders thereof, unless the contrary is indicated.

3. The preference shares are registered shares and are numbered consecutively. Share certificates thereof shall not be issued.

      The ordinary shares shall be registered shares or bearer shares, at the choice of the shareholder.

4. If a share belongs to more than one person, the collectively entitled parties may only have themselves represented vis-a-vis the Company by one person.

ORDINARY BEARER SHARE CERTIFICATES

ARTICLE 6.

1. Share certificates for ordinary bearer shares shall be available in the form of a main part with a simplified dividend sheet (CF-certificates) only.

      The dividend sheet of a bearer share certificate shall be issued by the Company only to a depositary to be designated by the shareholder.

      The designated depositary shall have been admitted as such by the Board of Management and have given an undertaking to the Company (a) not to surrender the dividend sheets except to other depositaries admitted by the Board of Management or to the Company and (b) to arrange for the custody of the dividend sheets to be administered by an institution authorized to that effect by the Board of Management.

2. Bearer share certificates shall be available in denominations of one share, ten shares and one hundred shares, and further in denominations of such higher numbers of shares as the Board of Management may determine.

3.    Ordinary registered shares shall be available:

      - in the form of an entry in the share register without issue of a share certificate; shares of this type are referred to in these Articles as type I shares;

      - and - should the Board of Management so decide - in the form of an entry in the share register with issue of a certificate, which certificate shall consist of a main part without dividend coupon;

            shares of this type and share certificates of this type are referred to in these Articles as type II shares and share certificates.

4. The Board of Management can decide that the registration of type I shares may only take place for one or more quantities of shares - which quantities are to be specified by the said Board - at the same time.

5. Type II share certificates shall be available in such denominations as the Board of Management shall determine.

6. All share certificates shall be signed by or on behalf of two Members of the Board of Management;

      the signatures may be effected by printed facsimile.

      Furthermore type II share certificates shall, and all other share certificates may, be countersigned by one or more persons designated by the Board of Management for that purpose.

7.    All share certificates shall be identified by numbers and/or letters.

8. Subject to the approval of the Supervisory Board the Board of Management can determine that for the trade at foreign Exchanges share certificates shall be issued complying with the requirements set by said foreign Exchange(s) and not provided with any dividend sheet.

9. The expression "share certificate" as used in these Articles shall include a share certificate in respect of more than one share.

DUPLICATES

ARTICLE 7.

1. Upon written request from a shareholder, missing or damaged share certificates, or parts thereof, may be replaced by new certificates or by duplicates bearing the same numbers and/or letters, provided the applicant proves his title and, in so far as applicable, his loss to the satisfaction of the Board of Management, and further subject to such conditions as the Board of Management may deem fit.

2. In appropriate cases, at its own discretion, the Board of Management may stipulate that the identifying numbers and/or letters of missing documents be published three times, at intervals of at least one month, in at least three newspapers to be indicated by the Board of Management and - if shares in the capital of the Company have been admitted to the official quotation of the Stock Exchange in Amsterdam - in the Official Pricelist, announcing the application made;

      in such a case new certificates or duplicates may not be issued until six months have expired since the last publication, always provided that the original documents have not been produced to the Board of Management before that time.

3. The issue of new certificates or duplicates shall render the original document invalid.

4. The issue of new certificates or duplicates for bearer shares may in appropriate cases, at the discretion of the Board of Management, be published in newspapers to be indicated by the Board of Management.

SHAREHOLDERS REGISTER

ARTICLE 8.

1. Notwithstanding the provisions of the law in respect of registered shares a register shall be kept by or on behalf of the Company, which register shall be regularly updated and, at the discretion of the Board of Management, may, in whole or in part, be kept in more than one copy and at more than one place.

      As long as shares in the Company are traded on a exchange in the United States or the Nasdaq National Market a part of the share register may be kept in the United States of America.

      Such part to be referred to in the present Articles also as: the New York Register.

2. Each shareholder's name, his address and such further data as the Board of Management deems desirable, whether at the request of a shareholder or not, shall be entered in the register.

3. The form and the contents of the share register shall be determined by the Board of Management with due regard to the provisions of paragraphs 1 and 2 of this Article. The Board of Management may determine that the records shall vary as to their form and contents according to whether they relate to type I shares or to type II shares.

4. Upon request a shareholder shall be given free of charge a declaration of what is stated in the register with regard to the shares registered in his name, which declaration may be signed by one of the specially authorized persons to be appointed by the Board of Management for this purpose.

5. The provisions of the last four paragraphs shall equally apply to those who hold a right of usufruct or of lien on one or more registered shares, with the proviso that the other data required by law must be entered in the register.

CONVERSION

ARTICLE 9.

1. Subject to the provisions of Article 6, the holder of a bearer share certificate may, after lodging the share certificates with the Company, upon his request and at his option, either:

      - have one or more type I shares entered in the share register for the same nominal amount; or

      - have issued to him one or more type II shares certificates for the same nominal amount.

      A shareholder who requests that shares type I are registered in his name may require that such shares are registered in his name in the New York Register.

2. Subject to the provisions of Article 6, the holder of an entry in the share register for one or more type I shares may, upon his request and at his option, have issued to him, either:

      -     one or more type II share certificates for the same nominal amount;
            or

      -     one or more bearer share certificates for the same nominal amount.

      A shareholder in whose name type I shares are registered may require that such shares are registered in the New York Register or registered in another part of the share register.

3. Subject to the provisions of Article 6, the holder of a type II share certificate registered in his name may, after lodging the share certificate with the Company, upon his request and at his option, either:

      - have one or more type I shares entered in the share register for the same nominal amount; or

      - have issued to him one or more bearer share certificates for the same nominal amount.

      A shareholder who requests that shares type I are registered in his name may require that such shares are registered in his name in the New York Register.

4. The holder of one or more bearer or registered share certificates may, after lodging the share certificates with the Company, upon his request and at his option have issued to him one or more bearer share certificates or one or more registered share certificates, of the same type, and for the same nominal amount, each for as many shares as he requests, subject however to the provisions of Article 6, paragraphs 2 and 5.

5. A request as mentioned in this Article shall, if the Board of Management so requires, be made on a form obtainable from the Company free of charge, which shall be signed by the applicant.

TRANSFER OF SHARES

ARTICLE 10.

1. The transfer of a registered share shall be effected either by service upon the Company of the instrument of transfer or by written acknowledgement of the transfer by the Company, subject however to the provisions of the following paragraphs of this Article.

2. A transfer of registered shares requires the consent of the Board of Management, except where paragraph 3 of this Article is applicable.

      The consent of the Board of Management may be given subject to such terms and conditions as the Board may consider expedient or necessary.

      The applicant shall always be entitled to require that said consent be given subject to the condition that the transfer shall be made to such person as the Board of Management may designate.

      The consent shall be deemed to have been given if the Board of Management has not decided within six weeks after the consent has been applied for.

3.    The consent of the Board of Management shall not be required:

      a. in cases where a type I share is transferred, if an instrument of transfer, signed by both parties to the transfer, on a form to be supplied by the Company free of charge, has been lodged with the Company;

      b. in cases where a type II share certificate is outstanding for the share if the share certificate has been lodged with the Company, provided that the instrument printed on the back of the share certificate has been duly completed and signed by or on behalf of the transferor, or a separate instrument in substantially the same form has been lodged together with the share certificate.

4. Where a transfer of a type II share is effected by service of an instrument of transfer on the Company, the Company shall, at the discretion of the Board of Management, either endorse the transfer on the share certificate or cancel the share certificate and issue to the transferee one or more new share certificates registered in his name to the same nominal amount.

5. The Company's written acknowledgement of a transfer of a type II share shall, at the discretion of the Board of Management, be effected either by endorsement of the transfer on the share certificates or by the issue to the transferee of one or more new share certificates registered in his name to the same nominal amount.

6. The provisions of the foregoing paragraphs of this Article shall equally apply to the allotment of registered shares in the event of a judicial partition of any community of property or interests, the transfer of a registered share as a consequence of a judgement execution and the creation of limited rights in rem on a registered share.

      If a share certificate has been issued, the acknowledgement can only be effected either by putting an endorsement to that effect on this document, signed by or on behalf of the Company, or by replacing this document by a new certificate in the name of the acquirer.

7. The submission of requests and lodging of documents referred to in Articles 6 to 10 inclusive shall be made at a place to be indicated by the Board of Management. Different places may be indicated for the different classes and types of shares and share certificates among which - in the event of a quotation as referred to in Article 7, paragraph 2 - in any case a place in Amsterdam.

8. The Company is authorized to charge amounts to be determined by the Board of Management not exceeding cost price to those persons who request any services to be carried out by virtue of Articles 6 to 10 inclusive, provided that a number of shares, which number shall be determined by the Board of Management with approval of the shareholder, will be combined without cost in one share certificate, which share certificate at request of the shareholder may again without cost, be divided in simple share certificates or in share certificates which represent a different number of shares, which number shall be determined by the Board of Management with approval of the shareholder.

ISSUE OF SHARES

ARTICLE 11.

1. The General Meeting or the Board of Management, if designated thereto by the General Meeting, shall resolve on further issues of shares; if the Board of Management has been designated thereto, the General Meeting may not, as long as such designation is valid, resolve on further issues.

      A resolution of the Board of Management requires the approval of the Supervisory Board.

2. The General Meeting or, as the case may be the Board of Management shall determine the price and further conditions of issue, with due observance of the other relevant provisions in these Articles of Association.

3. If the Board of Management is designated as authorized to resolve on the further issue of shares, it shall be determined when such designation is made how many and what class of shares may be issued.

      When such designation is made, the duration of the designation, which shall not exceed five years, shall also be stipulated.

      The designation can be renewed each time for a period of no more than five years. Unless otherwise stipulated when the designation is made, said designation cannot be withdrawn.

4. If a resolution of the General Meeting pertaining to an issue or to the designation of the Board of Management, as referred to above, is to be valid, it shall require a prior or simultaneous positive resolution from each group of holders of shares of the same class whose rights are affected by the issue.

5. Within eight days after a resolution of the General Meeting on an issue or on a designation of the Board of Management as referred to above, the Board of Management shall submit a full text thereof at the office of the Trade Register.

      The Board of Management shall notify the office of the Trade Register of each issue of shares within eight days thereafter, stating the number and class thereof.

6. The provisions in paragraphs 1 to 5, inclusive, of this Article shall apply accordingly to the granting of rights to take shares but shall not apply to the issue of shares to a person who is exercising a previously acquired right to subscribe for shares.

7. The issue of preference shares pursuant to a resolution by another corporate body than the General Meeting as a result of which a number of preference shares exceeding one hundred percent of the number of outstanding other shares shall be subscribed for, can only be effected following prior approval by the General Meeting for the specific event.

8. In case preference shares shall be issued pursuant to a resolution by another corporate body than the General Meeting as a result of which a number of preference shares not exceeding one hundred percent of the number of outstanding other shares shall be subscribed for, a General Meeting shall be convened and held within four weeks following such issue, in which the reason for such issue shall be explained.

9. In case preference shares shall be issued a General Meeting shall be convened which shall be held no later than two years following the day the first of the preference shares are to be issued.

      For that meeting a proposal to acquire or to cancel such shares shall be put on the agenda. In the event no resolution to acquire or to cancel such shares shall be adopted in that meeting, a General Meeting shall be convened and held each time within two years after the previous one, where a proposal to acquire or to cancel such shares shall be put on the agenda until no more preference shares shall be left outstanding. The above provisions shall not apply to preference shares that are issued pursuant to a resolution of the General Meeting.

10. Shares shall not be issued below par value, without prejudice to the provisions in Article 80, paragraph 2 of Book 2 of the Dutch Civil Code.

      On the issue of an ordinary share, at least the nominal amount shall be paid up thereon, as well as, in the event the share is taken for a higher amount, the difference between such amounts.

11. On the issue of preference shares it may be stipulated that a part not exceeding three- fourths of the nominal amount may be paid only once the Company asked for it.

      A decision of the Board of Management for further payment requires the approval of the Supervisory Board.

12. Payment shall be made in cash insofar as another form of payment has not been agreed upon, without prejudice to the provisions in article 80b of Book 2 of the Dutch Civil Code.

      Payment may only be made in foreign currency with the permission of the Company and, furthermore, with due observance of the provisions in Article 80a paragraph 3 of Book 2 of the Dutch Civil Code.

13. The Board of Management is authorized to effect legal transactions as referred to in Article 94, paragraph 1 of Book 2 of the Dutch Civil Code without prior approval of the General Meeting, subject however to the approval of the Supervisory Board.

PRE-EMPTIVE RIGHT

ARTICLE 12.

1. Subject to the provisions in the third sentence of article 96a, paragraph 1 of Book 2 of the Dutch Civil Code, each holder of ordinary shares shall have a pre-emptive right to ordinary shares to be issued in proportion to the aggregate nominal amount of his ordinary shares.

2. When shares are issued, there shall be no pre-emptive right towards shares to be issued against any payment other than in cash.

3. With due observance of this article, the General Meeting or, as the case may be the Board of Management shall resolve, when the resolution in respect of issue is passed, on the manner and time-frame within which the pre-emptive right may be exercised.

4. The Board of Management shall announce an issue with pre-emptive right and the time-frame within which such may be exercised in the Gazette ("Staatscourant") and in the manner as provided in Article 23.

5. The pre-emptive right may be exercised for a period of at least two weeks after the day of announcement in the Staatscourant.

6. The pre-emptive right may be limited or excluded by resolution of the General Meeting. In the proposal thereto, the reasons for the proposal and the choice of the intended price of issue shall be explained in writing.

      The pre-emptive right may, subject to approval of the Supervisory Board, also be limited or excluded by the Board of Management, if the Board of Management has been designated by resolution of the General Meeting for a specific period of no more than five years as authorized to limiting or exclude the pre-emptive right;

      such designation is only possible if the Board of Management has also been designated previously or simultaneously as referred to in article 11, paragraph 1.

      The designation can be renewed each time for a period not in excess of five years;

      the authority granted thereby may only be exercised with the issue of shares to which the Board of Management has competently resolved.

      Unless otherwise stipulated with the designation, it may not be withdrawn.

7. A resolution of the General Meeting on the limitation or exclusion of the pre-emptive right or on designation as referred to in the previous paragraph shall require a majority of at least two-thirds of the votes cast, if less than half the issued capital is represented at the meeting.

      The Board of Management shall deposit a full text of such resolution at the office of the Commercial Register.

8. In case rights to subscribe for ordinary shares are to be granted, holders of ordinary shares shall have a pre-emptive right;

      the provisions stipulated above in this Article shall apply accordingly.

      Shareholders shall not have a pre-emptive right on shares to be issued to a person exercising a previously acquired right to subscribe for shares.

OWN SHARES

ARTICLE 13.

1. Upon any issue of shares the Company may not subscribe for shares in its own capital.

2. The Company may only acquire pursuant to a proposal of the Board of Management and subject to approval of the Supervisory Board fully paid-up shares in its own capital for no consideration or under universal title or if:

      a. the distributable reserves are at least equal to the price of acquisition;

      b. the nominal amount of the shares in its capital to be acquired, already held or held in pledge by the Company or a Subsidiary does not exceed one-tenth of the issued capital;

      c. the authorization for such acquisition has been granted by the General Meeting.

      Such authorization shall be valid for no more than eighteen months.

      The General Meeting shall determine in its authorization the number of shares which may be acquired, the manner in which they may be acquired and the maximum and minimum to be observed in respect of the price of acquisition.

      For the validity of such acquisition shall be decisive the extent of the Company's shareholders' equity according to the last-adopted balance sheet, minus the price of acquisition for the shares in the capital of the Company and distributions from profits or reserves to others, which the Company and its Subsidiaries became indebted for after the date of the balance sheet.

      If a financial year has expired for a period in excess of six months without the Annual Accounts having been adopted, then acquisition other than under universal title in accordance with this paragraph 2 shall not be allowed.

      The authorization referred to here shall not be required, insofar as the Company acquires own shares, listed in the price list of a stock exchange, in order to transfer such by virtue of an arrangement applicable to employees of the Company or of a Group Company to such employees.

3. Neither the Company nor any of its Subsidiaries may extend loans, give security, grant a price guarantee, guarantee in any other way or, severally or in any other way, bind itself in addition to or for other persons with a view to subscribing for or acquiring shares in the Company.

      This prohibition shall, however, not apply in the event mentioned in article 98c paragraph 2 of Book 2 of the Dutch Civil Code.

4. Alienation of shares held by the Company in its own capital shall only be effected pursuant to a resolution of the Board of Management, subject to the approval of the Supervisory Board.

      With the resolution in respect of alienation, the conditions of such alienation shall also be determined.

5. No votes can be cast at a General Meeting on a share owned by the Company or a Subsidiary thereof.

      Usufructuaries and pledgees of shares which are owned by the Company and its Subsidiaries, are not, however, excluded from exercising their voting right if the right of usufruct or the right of pledge was created before the share was held by the Company or a Subsidiary.

      The Company or a Subsidiary cannot cast votes on a share in respect of which it has a right of usufruct or a right of pledge.

6. In determining to which extent shareholders cast votes, are present or represented, or to which extent the share capital is supplied or is represented, shares in respect of which the law provides that no votes may be cast shall not be taken into account.

7. A Subsidiary may not for its own account subscribe for shares in the capital of the Company, nor have such done.

      The acquisition of such shares may only be effected directly or indirectly by Subsidiaries for their own account under specific title insofar as the Company may, pursuant to the provisions laid down in the preceding paragraphs of this Article, acquire shares in its own capital.

      A Subsidiary may not,

      a.    after it has become a Subsidiary; or

      b. after the company of which it is a Subsidiary has been converted into a company with limited liability ("Naamloze Vennootschap"); or

      c. after it has as a Subsidiary acquired shares in the capital of the Company for no consideration or under universal title, for a period in excess of three years hold or cause to be held for its own account shares in excess of one-tenth of the issued capital together with the Company and its other Subsidiaries.

CAPITAL REDUCTION

ARTICLE 14.

1. The General Meeting may, at the proposal of the Board of Management subject to approval of the Supervisory Board, resolve on reduction of the issued capital by cancelling shares or by reducing the nominal amount of shares by means of an amendment of the Articles of Association.

      In this resolution, the shares to which the resolution pertains shall be indicated and the execution of the resolution shall be laid down.

2. A resolution to cancel shares can relate only to shares which are held by the Company or to all outstanding preference shares.

3. Reduction of the amount of shares without repayment of capital and without release from the obligation to pay calls shall be effected in proportion to all the shares of one and the same class.

4. Partial repayment of capital on shares or release from the obligation to pay calls shall only be possible in proportion to all the shares or to the preference shares exclusively.

5. The pro-rata requirements mentioned in paragraphs 3 and 4 of this article may be deviated from with the approval of all the shareholders concerned.

6. A resolution in respect of capital reduction shall require a majority of at least two-thirds of the votes cast, if less than half the issued capital is represented at the meeting.

7. The convocation of a meeting in which a resolution is to be passed as referred to in this Article shall state the purpose of the capital reduction and the manner of execution.

8.    The Company is obliged to publish the resolutions referred to in this
      Article in conformity with the provisions of the law.

      A resolution to reduce the issued capital shall not come into force as long as creditors of the Company may oppose the same in conformity with the relevant provisions of the law.

RIGHT OF USUFRUCT, RIGHT OF PLEDGE

ARTICLE 15.

1.    A right of usufruct or pledge may be created on a share.

      In that event, the voting right shall accrue to the shareholder or the usufructuary or the pledgee, if this has been provided for at the time of creation of the right of usufruct or pledge.

2. The shareholder who has no voting right and the usufructuary or pledgee who does have a voting right shall have the rights granted by law to holders of depositary receipts for shares issued with the cooperation of a company.

3. The rights referred to in paragraph 2 do not accrue to the usufructuary who has no voting rights.

4.    A right of pledge may be created on an ordinary share.

      In that event, the provisions of paragraph 1 and 2 of this Article shall apply accordingly.

5. A right of pledge may also be created without acknowledgement by or notification to the Company.

      In that event article 239 of Book 3 of the Dutch Civil Code shall apply accordingly, in which case acknowledgement by or notification of the Company shall replace the notification referred to in paragraph 3 of that article.

MANAGEMENT

ARTICLE 16.

1. The Company shall be managed by a Board of Management, consisting of one or more Members.

      Only natural persons may be Member of the Board of Management.

      The Supervisory Board shall determine the number of the Members of the Board of Management.

2. The Supervisory Board shall appoint the Members of the Board of Management.

      The Supervisory Board shall notify the General Meeting of the intended appointment. The Supervisory Board may appoint one of the Members of the Board of Management as chairman and may deprive him of this title at any time.

3. The Supervisory Board may suspend and dismiss the Members of the Board of Management.

      It shall not remove a Member of the Board of Directors until the General Meeting has been consulted on the intended dismissal.

4. Even after having been extended, a suspension shall not last for more than three months.

      If no decision has been reached after that time on the lifting of the suspension or the removal from office, the suspension shall cease to exist.

5. The Supervisory Board shall determine the remuneration and other conditions of employment of the Members of the Board of Management.

6. If there is more than one Member of the Board of Management in office, the Members of the Board of Management shall mutually allocate their duties, such subject to the approval of the Supervisory Board.

7. The Board of Management shall meet whenever a Member of the Board of Management shall so require.

      It shall pass resolution by an absolute majority of votes of all Members of the Board of Management in office.

      In the event of an equal division of votes the chairman of the Board of Management shall have the casting vote.

      The Board of Management shall inform the Supervisory Board of all resolutions by the Board of Management taken against the vote of its chairman or with the casting vote of its chairman.

      The Board of Management may establish rules pertaining to the decision-making process of the Board of Management.

      Such rules require prior approval of the Supervisory Board.

8. The Board of Management is authorized, subject to the approval of the Supervisory Board, to appoint officials who may represent the Company and to grant to such persons any title and powers as it seems appropriate.

9. Board of Management resolutions relating to any of the following matters shall be subject to the approval of the Supervisory Board:

      a. issue and acquisition of shares and debentures to the charge of the company or of debentures to the charge of a limited partnership or general partnership of which the company is a fully liable partner;

      b.    cooperation in the issue of depositary receipts of shares;

      c. application for listing or of withdrawal of the listing of the documents referred to under a. and b. in the Price List of any Stock Exchange;

      d. entering into or terminating a joint-venture of the company or a dependent company with another legal entity or company or as fully liable partner in a limited partnership or general partnership, in the event that such venture or termination is of far-reaching importance to the company;

      e. the participation for a value of at least one/fourth of the amount of the issued capital with the reserves according to the balance sheet with explanatory notes of the company by the company or a dependent company in the capital of another company, as well as a significant increase or reduction of such a participation;

      f. investments which require an amount equal to at least one/fourth of the issued capital with the reserves of the company according to its balance sheet with explanatory notes;

      g.    a proposal for the amendment to the articles of association;

      h.    a proposal for dissolution of the company;

      i. application for bankruptcy and application for a moratorium of payments;

      j. termination of the employment of a considerable number of employees of the company or of a dependent company simultaneously or within a short period of time;

      k. far-reaching changes in the labour conditions of a significant number of employees of the company or a dependent company;

      l.    a proposal for the reduction of the issued capital.

10. The failure to obtain the approval of the Supervisory Board required by virtue of the present Article for any resolution of the Board of Management does not affect the authority of the Board of Management or its members to represent the company.

REPRESENTATION

ARTICLE 17.

1.    a.    The Company shall be represented by the Board of Management insofar as the law does not provide otherwise.

      b. In addition, the Company may also be represented by the chairman acting solely, or by two Members of the Board of Management acting jointly.

2. If a Member of the Board of Management would have a conflict of interest with the Company whether or not in his private or official capacity, the Company shall - without prejudice to the competence and power of the General Meeting to designate a person for that purpose - be represented either by one of the other Members of the Board of Management or by a person to be designated by the Supervisory Board, whether or not from among its members.

3. If a Member of the Board of Management is absent or prevented from acting, the remaining Members of the Board of Management or the remaining Member of the Board of Management shall be charged with the management of the Company.

      If the sole Member of the Board of Management or all the Members of the Board of Management are absent or prevented from acting, the person to be designated for that purpose by the Supervisory Board shall be charged with the management of the Company until the situation of absence or other prevention has ceased to exist in respect of at least one Member of the Board of Management.

SUPERVISORY BOARD

ARTICLE 18.

1. The Company shall have a Supervisory Board consisting of at least three natural persons.

2. The Supervisory Board shall in due compliance with the provisions of paragraph 1 hereof, resolve upon the number of Members of the Supervisory Board.

      If the number of the Members of the Supervisory Board falls below the number of three, the Supervisory Board shall immediately take the necessary steps to complement the number of its Members.

3.    The position of a Supervisory Board Member may not be held by:

      a.    persons employed by the Company;

      b.    persons employed by a Dependent Company; and

      c. officers and employees of a workers union customarily involved in the establishment of the terms of employment of the persons referred to in sections a and b hereof.

4. The Members of the Supervisory Board shall be appointed by the Supervisory Board.

      The General Meeting, the Works Council and the Board of Management shall be empowered to recommend persons for the office of Member of the Supervisory Board. For the purposes thereof the Supervisory Board shall inform them timely as to when and why the number of its Members is to be completed.

5. The Supervisory Board shall notify the General Meeting and the Works Council of the name of the person it wishes to appoint and shall state his age, profession, the amount of his share holding in the share capital of the Company and the offices he holds if these are of any consequence to the performance of the duties of a Member of the Supervisory Board.

      Furthermore, it shall mention the name(s) of any other legal entity or entities of whose supervisory board(s) he is a member; if these include(s)
      (a) company or companies which form(s) part of a Group Company, the name of the group shall suffice.

6. The Supervisory Board shall appoint the person mentioned in paragraph 5 hereof, unless the General Meeting or the Works Council has notified the Supervisory Board that it objects to the proposed appointment stating its reasons, on one of the following grounds:

a. the provisions in the last sentence of paragraph 4 of this article have not been fully complied with;

b. the provisions of paragraph 5 of this article have not been fully complied with;

c. the expectation that the proposed candidate shall not be suitable for the performance of the duties to be fulfilled by a Member of the Supervisory Board;

d. the expectation that effectuation of the appointment as proposed shall not contribute to a proper composition of the Supervisory Board.

7. The General Meeting shall adopt its resolution objecting to the person(s) proposed, during its first meeting after the expiration of a period of fourteen days since a notification as mentioned in paragraph 5 of this article has been received.

      The Works Council shall adopt its resolution objecting to the person(s) proposed, within two months of receiving the above-mentioned notification.

8. The Supervisory Board shall be informed of the objection and the reasons therefor.

9. Notwithstanding the objections raised by the General Meeting or by the Works Council, the appointment may be effected as planned if the Enterprises Division disallows the objections after being requested to do so by a representative of the Supervisory Board, especially appointed for that purpose.

10. The powers and obligations vested in the General Meeting and its representatives under this article may be delegated by such meeting to a committee of shareholders the members of which it designates for periods to be set by it, not exceeding periods of two successive years;

      in such case, Supervisory Board, with due observance of article 142, paragraph 3 Book 2 of the Dutch Civil Code, shall notify the committee of the name of the person it wishes to appoint as a Member of the Supervisory Board.

      The General Meeting may revoke the delegation at any time.

11. If there is more than one Works Council, such councils shall have equal powers.

      If a central works council has been established for the enterprise or enterprises concerned, the powers of the Works Council pursuant to this article shall vest in the central works council.

      No decision under this Article shall be taken by the Works Council before consultation has taken place at least once between the company and the Works Council in respect of the subject concerned.

12. A Member of the Supervisory Board shall retire not later than on the day that the first General Meeting is held after the expiration of four years since the last time he was appointed Member of the Supervisory Board.

      Any resigning Member of the Supervisory Board shall be immediately eligible for a re-appointment.

13. If there are no Members of the Supervisory Board in office, the appointment shall be made by the General Meeting with due observance of the provisions of article 159 Book 2 of the Dutch Civil Code.

14. Both the making of a recommendation and the opportunity to object may be brought up for discussion at one and the same General Meeting provided the provisions of this article are duly observed.

      The agenda for the meeting must contain at least the following points:

      a. announcement of the time at which the vacancy shall arise and the cause of its arising;

      b.    opportunity to make a recommendation by the General Meeting;

      c. if the General Meeting does not recommend another person: the announcement by the board of supervisory directors of the person it wishes to appoint;

      d. if the General Meeting does not recommend another person: the opportunity to object to the intended appointment.

15. The name of the person whom the Supervisory Board wishes to appoint and the information as meant in article 142 Book 2 of the Dutch Civil Code must be stated in the convening notice or in the agenda that is ready for inspection at the office of the company, in which case reference must be made in the convening notice to the agenda.

16. The convening of this meeting may only take place if it has been established:

      a. that the Works Council has made a recommendation or has indicated not to make such a recommendation, or a reasonable period for a recommendation set by the Supervisory Board has expired;

      b. that the Board of Management has made a recommendation or has indicated not to make such a recommendation or a reasonable period for recommendation set by the Supervisory Board has expired;

      c. that the board of supervisory directors has made a recommendation or has indicated not to make such a recommendation.

17. A Member of the Supervisory Board may be suspended from office by the Supervisory Board; this suspension shall legally terminate, if the Company has not within one month after the suspension became effective, filed a petition for dismissal with the Enterprises Division.

18. A Member of the Supervisory Board may be dismissed as a result of a request to that effect by the Enterprises Division because of negligence of duty, because of other serious reasons or because of changes of circumstances so fundamental that in all fairness the Company cannot be expected to retain him as a Member of the Supervisory Board.

      The request may be done by the Company, for that purpose represented by the Supervisory Board, as well as by a representative of the General Meeting or of the Works Council appointed by them for that purpose.

      Article 158 Book 2 of the Dutch Civil Code shall apply accordingly.

19. The General Meeting shall be authorized to grant fixed remunerations to all or one or more Members of the Supervisory Board.

      Any expenses incurred by Members of the Supervisory Board in this capacity shall be reimbursed to them.

20. It shall be the duty of the Supervisory Board to exercise supervision of management policies and of the general state of affairs in the Company and the business enterprise connected with it.

      It shall offer advice to the Board of Management.

      In discharging its duties the Supervisory Board shall have regard for the interests of the Company and the business enterprise connected with it.

21. The Board of Management shall supply all information regarding the affairs of the Company to any one of the Members of the Supervisory Board who should require so.

      The Supervisory Board shall have power to examine all books, documents and correspondence of the Company and to take cognizance of all acts that have taken place; each Member of the Supervisory Board shall have access to all buildings and sites that are being used by the Company.

22. The Supervisory Board shall be entitled to ask the assistance of experts in the exercise of its duties for account of the Company.

23. The Supervisory Board shall appoint one of its Members as its chairman and it shall be empowered to appoint one or more of them as delegated Member(s) of the Supervisory Board, who shall primarily be in charge of the day-to day supervision of the Board of Management's activities.

      A Member of the Supervisory Board who shall be appointed as the Supervisory Board's chairman shall be the Supervisory Board's chairman for the duration of his current term of office.

24. The Supervisory Board shall meet whenever one of its Members considers this to be necessary.

      Notice of its meetings shall be given by the chairman of the Supervisory Board - stating the matters to be dealt with - and in the event of his prevention or permanent absence by one of the other members of the Supervisory Board; the period of notice of the meeting being at least eight days.

      The Members of the Supervisory Board shall be entitled to have themselves represented by any other Member of the Supervisory Board by means of an authorization in writing.

      If asked to do so, the Board of Management shall attend the meetings of the Supervisory Board; in that event their role shall be an advisory one.

25. The Supervisory Board shall have power to adopt resolutions outside meetings as well, provided this be done in writing, by telefax or telex messages and provided that all Members of the Supervisory Board have been consulted on the resolution to be passed and none of them objects against this manner of passing the resolution.

26. The Supervisory Board shall pass its resolutions, inside as well outside meetings, with an absolute majority of the votes of all the Members of the Supervisory Board in office.

      In the event of an equal division of votes, the chairman of the Supervisory Board shall have the decisive vote.

27. All resolutions of the Supervisory Board, including those adopted outside a meeting, shall be entered into a register of minutes.

28. If, for any reason whatsoever, one or more Members of the Supervisory Board are permanently absent, then the remaining Members of the Supervisory Board shall, as long as at least one Member is in office, constitute a body capable of acting until the vacancy or vacancies has/have been filled.

29. The Members of the Supervisory Board shall have the obligation to attend the General Meetings; in these meetings they will have an advisory vote.

FINANCIAL YEAR, ANNUAL ACCOUNTS, ANNUAL REPORT AND PUBLICATION

ARTICLE 19.

1.    The financial year shall be equal to the calendar year.

2. Each year, within three months after the close of the financial year - subject to extension of this period by the General Meeting on the grounds of circumstances of an exceptional nature by at most six months - the Board of Management shall draw up the Annual Accounts.

      Within this period the Board of Management shall also submit the annual report.

      The Annual Accounts shall be signed by all the Members of the Board of Management and all the Members of the Supervisory Board.

      If the signature of one or more of them is missing, mention thereof shall be made and the reason therefor stated.

3. The Board of Management shall submit the Annual Accounts to the General Meeting.

4. From the day the Annual Meeting has been convened until the close of that meeting, the documents referred to in paragraph 2 of this Article shall, together with the information to be added pursuant to article 392 of Book 2 of the Dutch Civil Code, be deposited at the

      Company's offices and in Amsterdam at the place to be mentioned in the convocation for inspection by all shareholders and each of them may obtain copies thereof at no cost.

5.    The Supervisory Board shall adopt the Annual Accounts.

6. The Supervisory Board shall deposit the Annual Accounts for approval to the General Meeting and for discussion purposes to the Works Council.

      After the proposal for approval of the annual accounts has been discussed, a proposal shall be made to the general meeting, in connection with the annual accounts and any relevant statements made in the general meeting, to grant discharge to the Members of the Board of Management for their management and the Members of the Supervisory Board for their supervision, during the past financial year.

7. The Annual Accounts may not be adopted by the Supervisory Board or approved by the General Meeting if they have been unable to ascertain to their satisfaction the statement of the auditor referred to in Article 20, paragraph 1, which must be attached to the Annual Accounts, unless the other information include mentioning of a legal ground why the statement is lacking,

8. The Company shall procure the publication of the documents and information referred to in this Article, if and insofar as and in the manner as prescribed in Articles 394 et seq. of Book 2 of the Dutch Civil Code.

AUDITOR

ARTICLE 20.

1. The General Meeting shall give, without prejudice to any relevant statutory provisions, an auditor ("register-accountant") or another expert as referred to in article 393 of Book 2 of the Dutch Civil Code or an organization in which such experts are working together, the instruction to examine and audit the Annual Accounts.

      That expert shall report on his audit to the Board of Management and shall lay down the result of his audit in a report, stating whether the Annual Accounts give a true and fair view of the financial position of the Company.

2. If both the General Meeting and the Supervisory Board fail to appoint an auditor then the Board of Management shall be competent to do so.

3. The General Meeting or the party who gave the instruction, shall at all times be authorized to cancel the instruction mentioned in this Article.

      The Supervisory Board may cancel an instruction by the Board of Management additionally.

PROFITS

ARTICLE 21.

1. The Company may make distributions to the shareholders and to other persons entitled to the profits only up to a sum not exceeding the amount of the distributable reserves.

2. Profits shall be distributed after adoption of the Annual Accounts showing such is allowed.

3. Each year, the Board of Management subject to approval of the Supervisory Board, shall determine which part of the profit - the positive balance of the profit and loss account - shall be reserved.

4. From the profit remaining after reservation according to the above, a dividend shall be distributed on the preference shares equal to the average EURIBOR rate plus two calculated over the amounts paid on such shares, the average being taken over the number of days this rate applied over the financial year concerned.

5.    The balance then remaining shall be at the disposal of the General
      Meeting.

6. In calculating the profit appropriation, the shares held by the Company in its own capital shall not count, unless a usufruct has been created on these shares.

7. Insofar as profit is available in the Company, the Board of Management, subject to approval of the Supervisory Board, may resolve on payment of an interim dividend on account of the expected dividend, provided always that the provisions laid down in paragraph 1 of this Article have been satisfied, such to be shown by an interim balance sheet as referred to in article 105 paragraph 4 of Book 2 of the Dutch Civil Code.

8. The General Meeting may, following a proposal of the Board of Management, which has been approved by the Supervisory Board, resolve to make distributions to the holders of ordinary shares from one or more reserves which need not be maintained pursuant to the law or to these Articles of Association.

      The provisions of the paragraphs 1, 2, 7 and 9 apply accordingly.

9. The resolutions to distribute (interim) dividends may entail that (interim) dividends will be wholly or partly distributed not in cash, but in the form of shares in the Company or in a subsidiary.

10. The (interim) dividend shall be made payable on a day to be determined by the Board of Management.

11. (Interim) dividends which have not been collected within five years after they became payable shall be forfeited to the Company.

ANNUAL MEETING

ARTICLE 22.

      The Annual Meeting shall be held within six months after the close of the financial year, for the purpose of:

      a. except in case extension has been granted for the preparation of the Annual Accounts pursuant to article 101 of Book 2 of the Dutch Civil Code, the discussion of the Annual Accounts and of the other information referred to in article 392 of Book 2 of the Dutch Civil Code;

      b. adoption of the Annual Accounts, unless an extension as referred to in paragraph a. of this article has been granted;

      c. delivery of the written report made by the Board of Management on the state of the Company's affairs and the management conducted during the past financial year, unless an extension as referred to in a. above has been granted;

      d.    effecting all such things as furthermore prescribed by the law;

      e. dealing with all such further items of business as stated in the convocation of the meeting.

CONVOCATION

ARTICLE 23.

1. All convocations for the General Meeting and all announcements, notifications and communications to shareholders and other parties with meeting rights shall be effected by means of advertisements in a newspaper with nationwide circulation and in the Official Price List, without prejudice to the relevant provisions of the law.

      Convocations of holders of preference shares will be made by letter sent to the address as recorded in the register referred to in article 8.

2. The convocation shall be effected no later than on the fifteenth day before the day of the meeting.

3. In the convocation the agenda shall be given or it shall be communicated that shareholders and other parties with meeting rights may inspect the agenda at the offices of the Company, without prejudice to the relevant provisions of the law.

4. Insofar as all documents which must be available for inspection by shareholders and other parties with meeting rights have not been included in the convocation, these documents shall be made available at the office of the company and at a place in Amsterdam as designated in the convocation for shareholders and other parties with meeting rights at no cost.

OTHER GENERAL MEETINGS

ARTICLE 24.

1. Other General Meetings shall be held whenever the shareholders and other parties with meeting rights shall be called and convened for that purpose by the Board of Management or by the Supervisory Board.

2. If one or more shareholders and/or other parties with meeting rights, jointly representing at least one-tenth of the issued capital, have requested the Board of Management or the Supervisory Board in writing to call and convene a General Meeting, at the same time specifying the items of the agenda, and the Board of Management - or the Supervisory Board has not complied with such request in such a way that the General Meeting can be held within six weeks following such request, they shall be authorized to call such meeting themselves.

PLACE, CHAIRMANSHIP, MINUTES

ARTICLE 25.

1. General Meetings shall be held in Amsterdam, in The Hague, in Drunen or in Duiven at a place to be stated in the convocation.

2. General Meetings shall be presided over by the Chairman of the Supervisory Board; if the Chairman is absent, the Member of the Supervisory Board designated by the Supervisory Board shall preside and if such Member is absent, the Meeting itself shall choose its Chairman.

      Until that moment a Member of the Board of Management designated by the Board of Management shall preside temporarily.

3.    Minutes shall be kept of the business transacted at the meeting.

      The minutes shall be acknowledged, in evidence whereof the Chairman and the person who took the minutes shall sign them.

      Minutes need not be taken of the business transacted if a notarial record is made.

Access

ARTICLE 26.

1. All Members of the Board of Management and of the Supervisory Board, shareholders and other parties with meeting rights or their authorized agents - the latter with due observance of the provisions of Article 27 - shall be entitled to attend the General Meeting, to address the meeting and, insofar as they have voting rights, to cast their vote thereat.

      In order to exercise that right holders of ordinary registered shares, usufructuaries and pledgees of registered shares with the rights granted by law under article 88 casu quo article 89 of Book 2 of the Dutch Civil Code to holders of depositary receipts issued with the cooperation of a company must express their desire to do so to the Company in writing, such no later than at the time and place mentioned in the convocation and also
      - insofar as it concerns shares of type II - stating the identifying number of the share certificate.

      With respect to ordinary bearer shares, the share certificate must have been deposited no later than on the day mentioned in the convocation at the place mentioned in the convocation in exchange for a receipt granting access to the meeting.

2. The time referred to in the previous paragraph cannot be set earlier than on the seventh day before the day of the meeting.

3. If the voting right on a share accrues to the usufructuary or the pledgee instead of to the shareholder, the shareholder shall also be authorised to attend the General Meeting and address it, provided that, where ordinary registered shares are concerned, the Company has been notified of the intention to attend the meeting in accordance with paragraph 1, or where ordinary registered shares are concerned, the deposition prescribed in paragraph 1 has taken place.

4. The Chairman of the meeting shall decide as to access to the meeting by others than those who are entitled thereto by law.

POWER OF ATTORNEY

ARTICLE 27.

Shareholders and other parties with meeting rights may have themselves represented by written power of attorney.

The Company shall be notified hereof in accordance with the provisions of
Article 26, paragraph 1 of the Articles of Association.

VOTES

ARTICLE 28.

1. Each person entitled to vote or his representative must sign the attendance list.

2.    Each share confers the right to cast one vote.

3. The Board of Management is authorized to provide in the convocation notice for a meeting, that shareholders and other parties with meeting rights will only be considered as shareholders or parties with meeting rights if they are registered in a register designated for that purpose by the Board of Management at such time as determined by the Board of Management, irrespective of who at the time of the actual meeting is entitled to the shares or depositary receipts.

      The last day of registration may not be determined to be earlier than on the seventh day before the day of the meeting.

      The convocation notice shall stipulate the day of registration as well as the manner in which the shareholders and other parties with meeting rights may have themselves registered and the manner in which those rights can be exercised.

4. Insofar as the law or these Articles of Association do not prescribe a greater majority, resolutions are passed by an absolute majority of the votes cast.

5.    All votes shall be oral votes.

      However, the Chairman may resolve to have votes cast by ballot.

      In the event of an election of persons, a person with voting rights present at the meeting may also require that the votes be cast by ballot.

      Voting by ballot shall be effected with closed, unsigned ballot papers.

6. If the votes are tied the drawing of lots shall decide if it concerns an election of persons and the motion shall be defeated if it concerns an item of business.

7.    Blank votes and invalid votes shall count as not having been cast.

8.    The Board of Management shall keep records of the resolutions passed.

      The notes shall be deposited at the offices of the Company for inspection by shareholders and other persons with meeting rights who shall if so requested be furnished with a transcript or extract of these notes at no more than the cost price.

AMENDMENT OF ARTICLES OF ASSOCIATION AND LIQUIDATION

ARTICLE 29.

1. A resolution of the General Meeting to amend the Articles of Association or to dissolve the Company may only be taken at the proposal of the Board of Management, which proposal shall require the approval of the Supervisory Board.

2. The full proposal shall be deposited for inspection by the shareholders and other parties with meeting rights at the offices of the Company and in Amsterdam at a place to be mentioned in the convocation as of the day of convocation to the General Meeting until the conclusion thereof;

      the transcripts of this proposal shall be made available for the shareholders and other parties with meeting rights at no cost.

      This shall be mentioned in the advertisement calling the meeting.

3. A resolution to dissolve the Company may only be taken in a General Meeting with a majority of no less than three-fourths of the votes cast.

4. Upon the dissolution of the Company the liquidation shall be effected by the Board of Management.

5. During the liquidation the provisions of these Articles of Association shall remain in full force as much as possible.

6.    The balance of the liquidation shall be distributed as follows:

      a.    to the holders of preference shares, the amount paid on such shares;

      b. the remaining balance shall be distributed to the holders of ordinary shares in proportion to everyone's nominal possession of said shares.

7. The books and records of the Company shall be kept for ten years after the completion of the liquidation by the party designated for that purpose by the General Meeting.

INDEMNIFICATION

ARTICLE 30.

1. The Company shall indemnify any person who on account of being or have been Member of the Supervisory Board, Member of the Board of Management or a person as referred to in article 16 paragraph 8 of these articles of association ('officers') of the Company, or who on request of the Company acts or acted as Member of the Supervisory Board, Member of the Board of Management or officer of another company or business, whether or not having legal personality, or is or was involved as party or threatens to become a party in a threatened, pending or completed action or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), for all costs (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceedings, if he (a) acted in good faith and (b) in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The termination of any action or proceedings by a judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person concerned did not act in good faith and not in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Company shall indemnify any person who was a party or is threatened to be made a party to any threatened, pending or completed action or proceedings by or in the right of the Company to procure a judgement in its favour, by reason of the fact that he is or was a Member of the Supervisory Board, Member of the Board of Management, officer or agent of the Company, or is or was serving on request of the Company as a Member of the Supervisory Board, Member of the Board of Management or officer of another company or business, whether or not having legal personality, against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defence or settlement of such action or proceeding, if he (a) acted in good faith and (b) in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or proceedings was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly any reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction deems correct.

3. Insofar a person as meant in paragraphs 1 and 2 was successful in the defence raised or otherwise with the defence of an action or proceeding as referred to in paragraphs 1 and 2 of this article or with the defence of claim, suit or case included therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. An indemnification by the Company as referred to in paragraphs 1 and 2 of this article shall be made (unless ordered by the court) after it has been established that indemnification of the person concerned under the circumstances is correct, since he had satisfied the applicable code of behaviour mentioned in paragraphs 1 and 2.

      This establishing shall be made:

      a. either by the Supervisory Board with a majority of votes, at which meeting the Member of the Supervisory Boards who were a party to the action or proceeding, do not have any voting-right;

      b. or, if the Supervisory Board decides to so, with due observance of the provisions made afore sub a., by an independent legal advisor in a written decision;

      c.    or by the General Meeting.

5. Expenses made to raise defence in an action or proceedings, either civil or criminal, could be advanced by the Company awaiting the final decision in the action or proceedings and this by virtue of a decision of the Supervisory Board with respect to the case concerned, after receipt of a promise by or on behalf of the Member of the

      Supervisory Board, Member of the Board of Management or officer to repay this amount, unless it is explicitly established that he is entitled to be indemnified by the Company as provided in this article.

6. The indemnification foreseen in this article shall not be considered to exclude any other right which the person seeking indemnification could be entitled to by virtue of regulations, agreement, decision of the General Meeting or of Members of the Board of Management, who are not a party to the action or proceedings, or otherwise, both with respect to actions in capacity and with respect to actions in another capacity, whereas he holds an afore-mentioned capacity, and shall continue to apply to a person who no longer is a Member of the Supervisory Board, Member of the Board of Management or officer and from which also the heirs, executors of the last will and administrators of the estate of such a person shall benefit.

7. The Company shall be authorised to conclude and maintain insurances in behalf of every person who is or was a Member of the Supervisory Board, Member of the Board of Management or officer of the Company, or who on request of the Company acts or acted as Member of the Supervisory Board, Member of the Board of Management, officer, or authorised agent of another company or business, whether or having legal personality, to cover any liability brought in against him and which he had to bear in his capacity, or which is the result of his capacity as such, irrespective whether the Company is whether or not authorised to indemnify him against this liability by virtue of the provisions of this article.

8. Where in this article the Company is mentioned, this shall also be understood to mean, in addition to the arisen or remaining company, any amalgamated company (including the amalgamated company of an amalgamated company) that has been disappeared at a legal merger and that, if it had continued to exist separately, would have been authorised to indemnify the Members of the Supervisory Board, Member of the Board of Management or officers, so that every person who is or was Member of the Supervisory Board, Member of the Board of Management or officer of such an amalgamated company, or who on request of such an amalgamated company acts or acted as Member of the Supervisory Board, Member of the Board of Management or officer of another company or business, whether or not having legal personality, with respect to the arisen or remaining company takes up the same position by virtue of the provisions of this article as he would have taken with respect to such an amalgamated company if it had continued to exist separately.

                                      -35-